Exhibit 99.1

Blueprint Medicines Submits New Drug Application to U.S. Food and Drug Administration for Avapritinib for the Treatment of PDGFRA Exon 18 Mutant GIST and Fourth-Line GIST

CAMBRIDGE, Mass., June 14, 2019 –  Blueprint Medicines Corporation (NASDAQ: BPMC), a precision therapy company focused on genomically defined cancers, rare diseases and cancer immunotherapy, today announced it has submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for avapritinib for the treatment of adult patients with PDGFRA Exon 18 mutant gastrointestinal stromal tumors (GIST), regardless of prior therapy, and fourth-line GIST.  Currently, no effective therapy exists for either population. Avapritinib is an investigational, potent and highly selective KIT and PDGFRA inhibitor for patients with advanced GIST.

Avapritinib has received Breakthrough Therapy Designation from the FDA for the treatment of patients with unresectable or metastatic GIST harboring the PDGFRα D842V mutation,  as well as Fast Track Designations for the treatment of patients with GIST harboring a PDGFRα D842V mutation regardless of prior therapy, and patients with GIST who have progressed following treatment with imatinib and a second tyrosine kinase inhibitor.

Blueprint Medicines has requested priority review for the application, which, if granted, could result in a six-month review process. The FDA has a 60-day filing review period to determine whether the NDA is complete and acceptable for filing.

“There is an important need for new treatment options that offer durable responses for PDGFRA Exon 18 mutant and fourth-line GIST patients,” said Andy Boral, M.D., Ph.D., Chief Medical Officer at Blueprint Medicines. “By targeting the underlying molecular drivers of GIST, avapritinib has the potential to help these patients realize the benefits of precision therapy. We plan to work closely with the FDA to bring avapritinib to appropriate GIST patients as quickly as possible.”

About GIST

GIST is a sarcoma, or tumor of bone or connective tissue, of the gastrointestinal (GI) tract. Tumors arise from cells in the wall of the GI tract and occur most often in the stomach or small intestine. Most patients are diagnosed between the ages of 50 to 80, and diagnosis is typically triggered by GI bleeding, incidental findings during surgery or imaging and, in rare cases, tumor rupture or GI obstruction.

Most GIST cases are caused by a spectrum of clinically relevant mutations that force the KIT or PDGFRA protein kinases into an increasingly active state. Because currently available therapies primarily bind to the inactive protein conformations, certain primary and secondary mutations typically lead to treatment resistance and disease progression.

In unresectable or metastatic GIST, clinical benefits from existing treatments can vary by mutation type. Mutational testing is critical to tailor therapy to the underlying disease driver and is recommended in expert guidelines. Currently, there are no approved therapies for patients with KIT-driven GIST whose disease progresses beyond imatinib, sunitinib and regorafenib. In patients with metastatic PDGFRα D842V-driven GIST, progression occurs in a median of approximately three to four months with available therapy.

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About Avapritinib

Avapritinib is an investigational, oral precision therapy that selectively and potently inhibits KIT and PDGFRA mutant kinases. It is a type 1 inhibitor designed to target the active kinase conformation; all oncogenic kinases signal via this conformation. Avapritinib has demonstrated broad inhibition of KIT and PDGFRA mutations associated with GIST, including potent activity against activation loop mutations that are associated with resistance to currently approved therapies.

Blueprint Medicines is initially developing avapritinib for the treatment of advanced GIST, advanced systemic mastocytosis (SM), and indolent and smoldering SM. The FDA has granted Breakthrough Therapy Designation to avapritinib for two indications:  one for the treatment of unresectable or metastatic GIST harboring the PDGFRα D842V mutation and one for the treatment of advanced SM, including the subtypes of aggressive SM, SM with an associated hematologic neoplasm and mast cell leukemia.

Blueprint Medicines has an exclusive collaboration and license agreement with CStone Pharmaceuticals for the development and commercialization of avapritinib and certain other drug candidates in Mainland China, Hong Kong, Macau and Taiwan. Blueprint Medicines retains development and commercial rights for avapritinib in the rest of the world.

About Blueprint Medicines

Blueprint Medicines is a precision therapy company striving to improve human health. With a focus on genomically defined cancers, rare diseases and cancer immunotherapy, we are developing transformational medicines rooted in our leading expertise in protein kinases, which are proven drivers of disease. Our uniquely targeted, scalable approach empowers the rapid design and development of new treatments and increases the likelihood of clinical success. We are currently advancing four investigational medicines in clinical development, along with multiple research programs. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the potential benefits of avapritinib in treating patients with GIST; plans, timelines and expectations for interactions with the FDA; plans, timelines and expectations for the commercialization of avapritinib for the treatment of GIST, if approved by the FDA; and Blueprint Medicines’ strategy, goals and anticipated milestones, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the delay of any current or planned clinical trials or the development of Blueprint Medicines’ drug candidates, including avapritinib, BLU-667, BLU-554 and BLU-782; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint

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Medicines’ ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines’ drug candidates, which may not support further development of such drug candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to develop and commercialize companion diagnostic tests for its current and future drug candidates; and the success of Blueprint Medicines’ current and future collaborations, including its cancer immunotherapy collaboration with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. and its collaboration with CStone Pharmaceuticals. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ Quarterly Report on Form 10-Q for the period ended March 31, 2019, as filed with the Securities and Exchange Commission (SEC) on May 9, 2019, and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Investor Relations Contact

Kristin Hodous

617-714-6674

ir@blueprintmedicines.com

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Andrew Law

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